As filed with the Securities and Exchange Commission on April 8, 2003.

                                                     Registration No. 333-
                                                                          ------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)

            CAYMAN ISLANDS
    (State or other jurisdiction of                     98-0362785
    incorporation or organization)      (I.R.S. Employer Identification Number)

            P.O. BOX HM 2939
        CROWN HOUSE, THIRD FLOOR
           4 PAR-LA-VILLE ROAD                     CT CORPORATION SYSTEM
          HAMILTON HM08 BERMUDA                     111 EIGHTH AVENUE
             (441) 295-4451                         NEW YORK, NY 10011
  (Address, including zip code, and                   (212) 590-9200
telephone number, including area code,   (Name, address, including zip code, and
 of Registrant's principal executive     telephone number, including area code,
               offices)                            of agent for service)

                             2001 STOCK OPTION PLAN
                            (Full title of the plan)

                                   -----------

                                 With Copies to:

          PAUL GOLDEAN, ESQ.                     HUGH T. McCORMICK, ESQ.
SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.           STEPHEN G. ROONEY, ESQ.
       CROWN HOUSE, THIRD FLOOR           LeBOEUF, LAMB, GREENE & MacRAE, L.L.P.
          4 PAR-LA-VILLE ROAD                      125 WEST 55TH STREET
        HAMILTON HM 08 BERMUDA                      NEW YORK, NY 10019
            (441) 295-4451                            (212) 424-8000

                                   -----------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------- ----------------- ---------------- ----------------- ----------------
                                                                          Proposed          Proposed
                                                                           Maximum          Maximum          Amount of
                                                       Amount to be    Offering Price      Aggregate       Registration
Title of Each Class of Securities to be Registered    Registered (1)    Per Share (2)    Offering Price         Fee
---------------------------------------------------- ----------------- ---------------- ----------------- ----------------
Ordinary Shares, par value $0.01 per share to be          650,000      $    17.57       $ 11,420,500      $    1,051
issued upon exercise of options granted and
outstanding and options authorized and unissued
under the 2001 Stock Option Plan.................
---------------------------------------------------- ----------------- ---------------- ----------------- ----------------

1. Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become issuable under the 2001 Stock Option Plan as a result of antidilution provisions or with respect to stock splits, stock dividends or similar transactions which results in an increase in the number of the Registrant's outstanding ordinary shares.

2. The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of the Registrant's ordinary shares on the New York Stock Exchange on April 4, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1.  Plan Information

     The information called for by Part I of Form S-8 is included in the description of Scottish Annuity & Life Holdings, Ltd.'s ("Scottish Annuity & Life") 2001 Stock Option Plan (the "Plan") and will be delivered to persons eligible to purchase shares pursuant to the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     Item 2.  Registrant Information and Employee Plan Annual Information

     Upon written or oral request, Scottish Annuity & Life will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement and such other documents required to be delivered to employees pursuant to Rule 428(b). Requests for such information should be directed to the Corporate Secretary at (441) 295-4451.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Scottish Annuity & Life are incorporated by reference, as of their respective dates, in this Registration
Statement:

          (a) Annual Report on Form 10-K for the year ended December 31, 2002;
and

          (b) The description of our ordinary shares that is contained in our registration statement on Form 8-A filed with the Commission on January 16, 2002.

     In addition, all documents subsequently filed by Scottish Annuity & Life pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities.

     Not Applicable.

     Item 5.  Interests of Named Experts and Counsel.

     Maples and Calder, Grand Cayman, Cayman Islands, has given its opinion on the legality of the Ordinary Shares offered pursuant to this registration statement.

     Item 6.  Indemnification of Directors and Officers.

     Cayman Islands law permits a company's articles of association to provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty, willful neglect or default. Our Articles of Association contain provisions providing for the indemnification by Scottish Annuity & Life of an officer, director or employee of Scottish Annuity & Life for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative, brought against such indemnified person by reason of the fact that such person was an officer, director or employee of Scottish Annuity & Life. In addition, the Board of Directors may authorize Scottish Annuity & Life to purchase insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Scottish Annuity & Life would have the power to indemnify him against such liability under the provisions of the Articles of Association. Scottish Annuity & Life maintains directors and officers liability insurance. Scottish Annuity & Life has also entered into indemnity agreements with each of its executive officers and directors. The Articles of Association provide that directors of Scottish Annuity & Life shall have no personal liability to Scottish Annuity & Life or its shareholders for monetary damages for breach of fiduciary or other duties as a director, except for (1) any breach of a director's duty of loyalty to Scottish Annuity & Life or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) a payment of a dividend on shares of Scottish Annuity & Life or a purchase or redemption of shares of Scottish Annuity & Life in violation of law; or (4) any transaction from which a director derived an improper personal benefit.

     Item 7.  Exemption From Registration Claimed.

     Not Applicable.

     Item 8.  Exhibits.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
Number   Description of Exhibit
-------  ---------------------------------------------------------
  4.1    Memorandum of Association of Scottish Annuity & Life. (1)
  4.2    Articles of Association of Scottish Annuity & Life. (1)
  4.3    Specimen Ordinary Share Certificate. (2)
  5.1    Opinion of Maples and Calder.
 23.1    Consent of Ernst & Young LLP.
 23.2    Consent of Ernst & Young LLP.
 23.3    Consent of Maples and Calder (Included in Exhibit 5.1).
 24.1    Power of attorney (included on signature page).
 99.1    Scottish Annuity & Life's 2001 Stock Option Plan. (3)

(1) Previously filed as an Exhibit to Scottish Annuity & Life's Form 8-K/A filed with the Commission on January 11, 2002.

(2) Previously filed as an Exhibit to Scottish Annuity & Life's Registration Statement on Form S-1 (No. 333-57227) filed with the Commission on June 19, 1998, as amended.

(3) Previously filed as an Exhibit to Scottish Annuity & Life's Annual Report on Form 10-K filed with the Commission on March 5, 2002.

     Item 9.  Undertakings.

     A. The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Scottish Annuity & Life Holdings, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 8th day of April, 2003.

                                       SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                       By:   /s/ Scott E. Willkomm
                                             --------------------------------
                                             Scott E. Willkomm
                                             President



                                POWER OF ATTORNEY

     The undersigned do hereby constitute and appoint Scott E. Willkomm and Michael C. French, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of April, 2003.

SIGNATURE                                  TITLE
---------                                  -----

/s/ Michael C. French                      Chief Executive Officer and
-------------------------------------      Chairman of the Board of Directors
     MICHAEL C. FRENCH                     (Principal Executive Officer)

/s/ Scott E. Willkomm                      President and Director
-------------------------------------      (Authorized Representative in the
     SCOTT E. WILLKOMM                     United States)

/s/ Elizabeth A. Murphy                    Chief Financial Officer (Principal
-------------------------------------      Financial and Accounting Officer)
     ELIZABETH A. MURPHY

/s/ Michael Austin
-------------------------------------      Director
     MICHAEL AUSTIN

/s/ G. William Caulfield-Browne
-------------------------------------      Director
     G. WILLIAM CAULFEILD-BROWNE

/s/ Robert M. Chmely
-------------------------------------      Director
     ROBERT M. CHMELY

/s/ Lord Norman Lamont
-------------------------------------
     LORD NORMAN LAMONT                    Director

/s/ Hazel R. O'Leary
-------------------------------------
     HAZEL R. O'LEARY                      Director

/s/ Glenn S. Schafer
-------------------------------------
     GLENN S. SCHAFER                      Director

/s/ Khanh T. Tran
-------------------------------------
     KHANH T. TRAN                         Director

                                INDEX TO EXHIBITS

Exhibit
Number       Description of Exhibit
-------      -------------------------------------------------------------------
  4.1        Memorandum of Association of Scottish Annuity & Life. (1)
  4.2        Articles of Association of Scottish Annuity & Life. (1)
  4.3        Specimen Ordinary Share Certificate. (2)
  5.1        Opinion of Maples and Calder.
 23.1        Consent of Ernst & Young LLP.
 23.2        Consent of Maples and Calder (Included in Exhibit 5.1).
 24.1        Power of attorney (included on signature page).
 99.1        Scottish Annuity & Life's 2001 Stock Option Plan. (3)

(1) Previously filed as an Exhibit to Scottish Annuity & Life's Form 8-K/A filed with the Commission on January 11, 2002.

(2) Previously filed as an Exhibit to Scottish Annuity & Life's Registration Statement on Form S-1 (No. 333-57227) filed with the Commission on June 19, 1998, as amended.

(3) Previously filed as an Exhibit to Scottish Annuity & Life's Annual Report on Form 10-K filed with the Commission on March 5, 2002.